Exhibit 4(b)
------------


               FIRST AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT


         THIS FIRST AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT (the "Amendment"), dated as of May 13, 1999, is made and entered into by and among MPW Industrial Services Group, Inc. ("MPW Group"), Aquatech Environmental, Inc. ("Aquatech"), each of the other subsidiaries of MPW Group listed on Schedule I hereto, Bank One, NA, a national banking association ("Bank One"), National City Bank, a national banking association ("NCB"), and Bank One, NA, as Agent, acting in the manner and to the extent described in the Agreement described herein.

                             BACKGROUND INFORMATION
                             ----------------------

         A. The Borrowers, the Banks and the Agent entered into a certain Revolving Credit Loan Agreement dated as of November 2, 1998 (such agreement, as supplemented, being referred to herein as the "Agreement").

         B. The Banks and the Borrowers desire to increase the Aggregate Commitment from $75 million to $85 million and to amend certain provisions of the Agreement, upon the terms and conditions set forth herein.

                                   PROVISIONS
                                   ----------

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Banks and the Agent hereby agree as follows:

         SECTION 1. Capitalized Terms. Except as otherwise provided for herein, the capitalized terms used herein shall have the same meanings as set forth in the Agreement.

         SECTION 2. Amendment to Agreement.

                  (a) The following definitions set forth in Section 1.1 of the Agreement shall be amended in their entireties to provide as follows:

                           "Commitment" shall mean (x) as to Bank One, the commitment of Bank One to make Loans to the Borrowers and issue, provide and fund Standby L/Cs on behalf of the Borrowers up to the maximum aggregate amount of $50 million, and (y) as to NCB, the commitment of NCB to make Loans to the Borrowers and fund Standby L/Cs on behalf of the Borrowers up to the maximum aggregate amount of $35 million, in both cases subject to the terms and conditions of this Agreement and subject to being increased and reduced in accordance with the terms and conditions of this Agreement.

                           "Commitment Period" shall mean the period of time from the date hereof through and including May 13, 2002, as such date may be extended as provided in Section 2.1(e).

                           "Facility Documents" shall mean this Agreement, the Notes, the Standby L/Cs, the Standby L/C Applications, the Security Agreement, the UCC Statements, the Landlord Waivers and any and all other documents evidencing, securing or relating to the Loans, as such documents may be amended, modified, supplemented, extended, restated or replaced from time to time.

                           "Required Property Insurance Coverage" shall mean at any time workers' compensation insurance, flood insurance if required by the Required Banks or by law, and insurance insuring all property of the Borrowers against loss or damage by fire, lightening, vandalism and malicious mischief and all other perils covered by standard "extended coverage" or "all-risk" insurance in amounts reasonably satisfactory to the Required Banks, with deductibles from the loss payable for any casualty not to exceed the amounts set forth on Schedule A, or as otherwise may be reasonably required by the Required Banks at any time and from time to time. If any insurance policies with respect to Required Property Insurance Coverage is written on a co-insurance basis, such policy must contain an agreed amount endorsement as evidence that the coverage is in an amount sufficient to insure the full amount of such property.

                           "Uniform Commercial Code" shall mean means the Uniform Commercial Code as adopted and in effect from time to time in each State of the United States, including without limitation Chapters 1301 through 1309, inclusive, Ohio Revised Code, as from time to time amended.

                  (b) The second definition of "Aggregate Commitment" set forth in Section 1.1 of the Agreement shall be deleted in its entirety and the remaining definition of "Aggregate Commitment" shall be amended in its entirety to provide as follows:

                           "Aggregate Commitment" shall mean the collective, but several, Commitment of the Banks to make Loans to the Borrowers and issue, provide and fund Standby L/Cs up to the maximum aggregate amount of $85 million, subject to the terms and conditions of this Agreement.

                  (c) The following new definitions shall be added to Section
1.1 of the Agreement in alphabetical order:

                           "Collateral" shall mean all property, as described in detail in the Security Agreement, in which the Borrowers have agreed to grant a security interest in favor of the Agent, for the benefit of the Banks, to secure its obligations under the Facility Documents.

                           "Landlord Waivers" shall mean agreements now or hereafter entered into between the Agent, for the benefit of the Banks, and landlords of office, warehouse or other facilities leased to a Borrower where Collateral is located which, in the opinion of the Banks, warrant such a waiver, and shall include without limitation, agreements with (i) Monte R. Black and his Affiliates with respect to any office, warehouse or other facilities owned by Mr. Black and/or his Affiliates which are leased to a Borrower, and (ii) if requested by the Agent, the landlords of the two primary warehouse facilities which the Borrowers lease, being located in the metropolitan Detroit, Michigan area and San Jose, California.

                           "Security Agreement" shall mean the Continuing Security Agreement to be entered into by and among the Borrowers and the Agent, for the ratable benefit of the Banks, in accordance with the terms of the First Amendment to Revolving Credit Loan Agreement among the Borrowers, the Banks and the Agent, dated as of May 13, 1999, as the such security agreement may be amended, modified, supplemented, extended, renewed, restated or replaced from time to time.

                           "UCC Financing Statements" shall mean financing statements under the UCC in connection with perfecting security interests in Collateral to be granted by the Borrowers pursuant to the Security Agreement.

                  (d) The "Applicable Margin" matrix set forth in Section 2.7
(a) of the Agreement shall be amended in its entirety to provide as set forth in
Schedule 2.7 attached hereto, and shall be effective as of May 13, 1999 for all purposes, including without limitation, calculating (x) interest on all Loans outstanding on such date and made after such date, and (y) the commitment fee on the Aggregate Commitment in the amount of $85 million.

                  (e) Section 2.11 of the Agreement shall be amended in its entirety to provide as follows:

                           SECTION 2.11 Use of Proceeds. The Borrowers represent and agree that the proceeds of the Loans made hereunder shall be used by the Borrowers only for (i) working capital and general corporate purposes, including with respect to Standby L/Cs, (ii) to fund capital expenditures permitted by this Agreement, and (iii) acquisitions if the prior consent of the Required Banks is obtained.

                  (f) Section 5.15 of the Agreement shall be amended by adding the following sentence at the end of such Section:

                           The grant by the Borrowers of the security interest in the Collateral pursuant to the Security Agreement to secure the Loans, the Standby L/Cs and all other obligations of the Borrowers under the Facility Documents constitutes fair consideration and reasonably equivalent value because of the receipt of the proceeds of such Loans.

                  (g) A new Section 5.21 shall be added to the Agreement, which shall provide as follows:

                           SECTION 5.21 Flood Hazards. No portion of any Real Property where any Collateral is located is in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or if such area does have such special flood hazards, flood insurance has been obtained in the maximum limit of coverage available with respect to the Collateral located in such area.

                  (h) Section 7.6(d) of the Agreement shall be amended in its entirety to provide as follows:

                           (d) Consolidated Capital Expenditures. Exclusive of acquisitions permitted by the terms of this Agreement, permit Consolidated Capital Expenditures of the Borrowers to exceed $15 million in any Fiscal Year.

                  (i) The reference to "collateral" set forth in Sections 12.2 of the Agreement shall be deemed to refer to the Collateral.

         SECTION 3. Truth of Representations and Warranties; No Defaults. The Borrowers hereby represent and warrant that the following are true and correct as of the date of this Amendment:

                  (a) The representations and warranties of the Borrowers contained in Article V of the Agreement are true and correct on and as of the date of this Amendment as if made on and as of such date unless stated to relate to a specific earlier date;

                  (b) No Default nor Event of Default has occurred; and

                  (c) All financial information heretofore provided to the Banks and the Agent is true, accurate and complete in all material respects.

         SECTION 4. Reaffirmation of Liability; Furnishing of Information. The Borrowers hereby reaffirm their liability to the Banks and Agent under the Agreement and all other Facility Documents. In addition, (i) the Borrowers agree that the Banks and the Agent have performed all of their respective obligations under the Facility Documents and that neither Bank nor the Agent is in default under any obligation any of them has or ever did have to the Borrowers under the Facility Documents or any other agreement; and (ii) the Banks and the Agent have received all information and documentation required to be delivered to them by the Borrowers pursuant to the Facility Documents.

         SECTION 5. Effectiveness of Amendment. All of the terms, covenants and conditions of, and the obligations of the Borrowers and the Banks under, the Agreement and the Facility Documents shall remain in full force and effect as amended hereby.

         SECTION 6. Conditions to Banks' Obligations.

                  (a) Subject to the terms of subsection (e) of this Section 6, the obligations of the Banks to enter into this Amendment and be bound by the terms (x) hereof, and (y) the Agreement as amended hereby, are subject to the satisfaction of the following conditions precedent:

                           (i) Delivery of Documents. The Agent shall have
received, for the benefit of the Banks, the following, each in form and substance satisfactory to the Agent and its counsel:

                                    (A) First Amended and Restated Promissory
         Notes. First Amended and Restated Revolving Credit Promissory Notes in the form of Exhibit A attached hereto and incorporated herein by reference, duly executed and delivered by the Borrowers;

                                    (B) Opinion Letter. Opinion letter(s) of the
         Borrowers' legal counsel, in form and substance acceptable to the Agent;

                                    (C) Corporate Resolutions. A copy of the
         resolutions (in form and substance satisfactory to the Agent) of the board of directors (or other governing Person) of each Borrower authorizing (i) the execution, delivery and performance of this Amendment, the First Amended and Restated Revolving Credit Promissory Notes, the Security Agreement and the other Facility Documents, as applicable, (ii) the consummation of the transactions contemplated hereby and thereby, and (iii) the borrowing and other financial transactions provided for herein and in the Agreement as amended hereby, certified by the secretary or an assistant secretary (or other appropriate representative) of Borrower. Each such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date hereof;

                                    (D) Financial Statements. A copy of the
         unaudited consolidated balance sheet of the Borrowers as at the end of the Fiscal Quarter ended March 31, 1999, and the related unaudited consolidated statements of income and changes in shareholders' equity and cash flows for such Fiscal Quarter and for the portion of the Borrowers' Fiscal Year ended at the end of such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and corresponding portion of the Borrowers' previous Fiscal Year, all certified (subject to normal year-end adjustments and the omission of footnotes) as to fairness of presentation, GAAP and consistency by an Authorized Officer; and

                                    (E) Other Requirements. Such other
         certificates, documents and other items as the Banks or the Agent, in their reasonable discretion, deem necessary or desirable.

                  (b) Incumbency. The Borrowers shall confirm that the officers listed in all incumbency certificates previously furnished to the Agent and/or the Banks still hold such offices or, if not, the Agent shall be provided with revised incumbency certificates to reflect the current officers.

                  (c) Representations and Warranties. The representations and warranties made by the Borrowers in this Amendment shall be true and correct in all material respects as of the date of this Amendment.

                  (d) Fees. The Borrowers shall have paid to the Agent, for the ratable benefit of the Banks, (x) an origination fee in the amount of $15,000 (15 basis points on the $10 million increase in the Aggregate Commitment), and
(y) an extension fee of $56,250 (7.5 basis points on the remaining $75 million of the Aggregate Commitment).

                  (e) Interim Period. Notwithstanding anything to the contrary in this Amendment, the Agreement as amended by this Amendment, or any other Facility Document, the increase in the Aggregate Commitment from $75 million to $85 million shall not be available to the Borrowers, and the Borrowers shall not have the right to request, and the Banks shall have no obligation to make, Loans to the Borrower pursuant to the Facility Documents in excess of $75 million until receipt by the Agent of (i) the Security Agreement, duly executed and delivered by the Borrowers; (ii) appropriate UCC security interest searches which name each Borrower (and any recent predecessor name of any such Borrower), as a "debtor", which searches shall show no Liens on the Collateral (except Liens in favor of the Banks or Liens permitted by the Facility Documents); (iii) UCC Financing Statements, duly executed and delivered by the Borrowers, in form acceptable for filing in each jurisdiction and governmental office where necessary to perfect the security interest in the Collateral granted pursuant to the Security Agreement; (iv) all filing receipts, acknowledgments or other evidence satisfactory to it evidencing (x) the recording and filing of such UCC Financing Statements and (y) any recordation or filing necessary to release all Liens with respect to the Collateral (except Liens in favor of the Banks or Liens permitted by the Facility Documents); and (v) the Landlord Waivers, duly executed and delivered by the landlords. The items set forth in subparts (i) through (v) of the previous sentence shall be provided to the Agent no later than August 13, 1999.

         SECTION 7. Applicable Law. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be construed in accordance with the laws of such state.

         SECTION 8. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 10. Headings. The headings of the sections of this Amendment are for convenience only and shall not affect the construction of this Amendment.

         SECTION 11. Expenses. The Borrowers agree to pay all out-of-pocket expenses (including reasonable fees and expenses of counsel) of the Agent and the Banks incurred in connection with this Amendment.

         SECTION 12. Interpretation. This Amendment is to be deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein shall not be interpreted against any party but shall be interpreted according to the rules for the interpretation of arm's length agreements.

         SECTION 13. WAIVER OF JURY TRIAL. THE BANKS, THE AGENT AND THE BORROWERS HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BANKS, THE AGENT AND THE BORROWERS ARISING OUT OF OR IN ANY WAY RELATED TO THIS AMENDMENT, THE AGREEMENT, THE NOTES, ANY OTHER FACILITY DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE BANKS, THE AGENT AND THE BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANKS TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER FACILITY DOCUMENTS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.


                                   BANKS:

                                   Bank One, NA,
                                     a national banking association

                                   By:     /s/ Thomas E. Redmond
                                      --------------------------------------
                                      Thomas E. Redmond, Vice President


                                   National City Bank,
                                       a national banking association

                                   By:     /s/ Brian T. Strayton
                                      --------------------------------------
                                      Brian T. Strayton, Vice President


                                   AGENT:

                                   Bank One, NA, as Agent,
                                     a national banking association


                                   By:     /s/ Thomas E. Redmond
                                      --------------------------------------
                                      Thomas E. Redmond, Vice President

                                   BORROWERS:

                                   MPW Industrial Services Group, Inc.

                                   By:     /s/ Daniel P. Buettin
                                      --------------------------------------
                                      Daniel P. Buettin, Vice President and
                                        Chief Financial Officer


                                   Aquatech Environmental Services, Inc.

                                   By:     /s/ Peter G. Schumacher
                                      --------------------------------------
                                      Peter G. Schumacher, Vice President
                                        and Treasurer


                                   Each of the Subsidiaries Listed on
                                   Schedule I Hereto

                                   By:     /s/ Daniel P. Buettin
                                      --------------------------------------
                                      Daniel P. Buettin, Vice President and
                                        Chief Financial Officer

                                   SCHEDULE I

                                  Subsidiaries
                                  ------------

MPW Industrial Services, Inc.
MPW Industrial Services, Ltd.
MPW Management Services Corp.
MPW Filtration Management Services Corp. (fka Weston Engineering, Inc.) ESI International, Inc.
ESI-North Limited
MPW Container Management Corp.
Maintenance Concepts, Inc.
MPW Container Management Corp. of Michigan
Gauthier Enterprises, Inc.
Pentagon Technologies, Inc. (fka Clean Room Management Services, Inc.) MPW Industrial Water Services, Inc.

                                  SCHEDULE 2.7

                                                 Applicable Margin Matrix
                                                 ------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                   APPLICABLE MARGIN
                            ---------------------------------------------------------------------------------------------
  CONSOLIDATED FUNDED              BASE RATE             EURODOLLAR             COMMITMENT              L/C FEE
  DEBT TO EBITDA RATIO               LOANS               RATE LOANS                FEE
   FOR THE BORROWERS
-------------------------------------------------------------------------------------------------------------------------
   LESS THAN 1.0:1.0           -25 BASIS POINTS       +100 BASIS POINTS       25 BASIS POINTS      +100 BASIS POINTS
-------------------------------------------------------------------------------------------------------------------------
EQUAL TO OR GREATER THAN       -15 BASIS POINTS      +112.5 BASIS POINTS      30 BASIS POINTS     +112.5 BASIS POINTS
  1.0:1.0 BUT LESS THAN
        1.5:1.0
-------------------------------------------------------------------------------------------------------------------------
EQUAL TO OR GREATER THAN       +/- 0 BASIS POINTS    +137.5 BASIS POINTS      30 BASIS POINTS     +137.5 BASIS POINTS
  1.5:1.0 BUT LESS THAN
        2.0:1.0
-------------------------------------------------------------------------------------------------------------------------
EQUAL TO OR GREATER THAN       +/- 0 BASIS POINTS    +162.5 BASIS POINTS      35 BASIS POINTS     +162.5 BASIS POINTS
  2.0:1.0 BUT LESS THAN
        2.5:1.0
-------------------------------------------------------------------------------------------------------------------------
EQUAL TO OR GREATER THAN       +25 BASIS POINTS      +187.5 BASIS POINTS      40 BASIS POINTS     +187.5 BASIS POINTS
        2.5:1.0
-------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT A

         FORM OF FIRST AMENDED AND RESTATED REVOLVING CREDIT LOAN NOTES
         --------------------------------------------------------------

              FIRST AMENDED AND RESTATED REVOLVING CREDIT LOAN NOTE


$50,000,000.00                    Columbus, Ohio                    May 13, 1999


         Promise to Pay. Not later than May 13, 2002, for value received, MPW Industrial Services Group, Inc. ("MPW Group"), Aquatech Environmental, Inc. and each other Subsidiary of MPW listed on Schedule I attached hereto or made a party hereto in accordance with the terms hereof (collectively, the "Borrowers"), jointly and severally, hereby promise to pay to the order of Bank One, NA (the "Bank") or its assigns, as further provided herein, the principal amount of Fifty Million Dollars ($50,000,000) or, if such principal is less, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrowers pursuant to the Revolving Credit Loan Agreement referred to below, together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rates of interest determined in accordance with such Revolving Credit Loan Agreement. Such interest shall be due and payable on the dates set forth in such Revolving Credit Loan Agreement. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at the main office of the Agent (defined below) located at 100 East Broad Street, Columbus, Ohio 43215, or such other address as the Agent may hereafter designate by notice to the Borrowers.

         Loan Agreement. This First Amended and Restated Revolving Credit Loan Note amends and restates in its entirety the Revolving Credit Loan Note, dated November 2, 1998, in the original principal amount of $45,000,000, executed by the Borrowers and payable to the order of the Bank, and is one of the Notes referred to in the Revolving Credit Loan Agreement among the Borrowers, the Bank, National City Bank and Bank One, NA, as Agent (the "Agent"), dated as of November 2, 1998, as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time (the "Agreement"), which Agreement, as so amended, is incorporated by reference herein. This First Amended and Restated Revolving Credit Loan Note evidences the continuing indebtedness of the Borrowers under the Agreement and hereunder and is not to be construed as a satisfaction or refinancing of such indebtedness. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This First Amended and Restated Revolving Credit Loan Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified therein. The Borrowers and each endorser and any other party liable on this First Amended and Restated Revolving Credit Loan Note severally waive demand, presentment, notice of dishonor and protest, and consent to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of any Collateral securing this First Amended and Restated Revolving Credit Loan Note, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this First Amended and Restated Revolving Credit Loan Note.

         Setoff. Any and all moneys now or at any time hereafter owing to the Borrowers from the holder hereof are hereby pledged for the security of this and all other Debt from the Borrowers to the holder hereof, and may, upon the occurrence and during the continuation of any Event of Default, be paid and applied thereon whether such Debt be then due or is to become due, except for
(a) funds necessary to cover checks for the payment of taxes or employee contributions in which the Borrowers have no beneficial interest issued to third parties prior to the date any setoff is claimed by the Bank and (b) accounts maintained, but not substantially overfunded, for the payment of taxes or employee contributions in which the Borrowers have no beneficial interest.

         Arbitration. The Bank, the Agent and Borrowers agree that upon the written demand of any party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this First Amended and Restated Revolving Credit Loan Note, the Agreement, any other Facility Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest MPW Group's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. This arbitration provision shall not limit the right of any party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any property, including any claim to rescind, reform or otherwise modify any agreement relating to any property, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgement upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The

Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

         WAIVER OF JURY TRIAL. THE BORROWERS AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BANK, THE AGENT AND THE BORROWERS ARISING OUT OF OR IN ANY WAY RELATED TO THE AGREEMENT, THIS FIRST AMENDED AND RESTATED REVOLVING CREDIT LOAN NOTE, ANY OTHER FACILITY DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE BANK AND THE BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER FACILITY DOCUMENTS.

                   [Balance of Page Intentionally Left Blank]

         Additional Borrowers. Each Person which becomes a Subsidiary after the Closing Date shall be required to become a party to the Agreement and this First Amended and Restated Revolving Credit Loan Note by the execution and delivery by such a Subsidiary and the Agent of the Supplement in the form of Exhibit B attached to the Agreement. Upon such execution and delivery, each such Subsidiary shall become a Borrower under the Agreement and this First Amended and Restated Revolving Credit Loan Note with the same force and effect as if originally named a Borrower under the Agreement and this First Amended and Restated Revolving Credit Loan Note. The execution of and delivery of any such Supplements shall not require the consent of any Borrower. The rights and obligations of each Borrower under the Agreement and this First Amended and Restated Revolving Credit Loan Note shall remain in full force and effect notwithstanding the addition of any new Borrower to the Agreement and this First Amended and Restated Revolving Credit Loan Note. Each such Supplement, or a photocopy thereof (which shall be as effective as a manually signed counterpart of the Supplement) shall be attached to this First Amended and Restated Revolving Credit Loan Note as an allonge.

                                   BORROWERS:

                                   MPW Industrial Services Group, Inc.

                                   By:
                                      --------------------------------------
                                      Daniel P. Buettin, Vice President and
                                        Chief Financial Officer


                                   Aquatech Environmental Services, Inc.

                                   By:
                                      --------------------------------------
                                      Peter G. Schumacher, Vice President
                                        and Treasurer


                                   Each of the Subsidiaries Listed on
                                   Schedule I Hereto

                                   By:
                                      --------------------------------------
                                      Daniel P. Buettin, Vice President and
                                        Chief Financial Officer

                                   SCHEDULE I

                                  Subsidiaries
                                  ------------

MPW Industrial Services, Inc.
MPW Industrial Services, Ltd.
MPW Management Services Corp.
MPW Filtration Management Services Corp. (fka Weston Engineering, Inc.) ESI International, Inc.
ESI-North Limited
MPW Container Management Corp.
Maintenance Concepts, Inc.
MPW Container Management Corp. of Michigan
Gauthier Enterprises, Inc.
Pentagon Technologies, Inc. (fka Clean Room Management Services, Inc.) MPW Industrial Water Services, Inc.

              FIRST AMENDED AND RESTATED REVOLVING CREDIT LOAN NOTE


$35,000,000.00                    Columbus, Ohio                    May 13, 1999


         Promise to Pay. Not later than May 13, 2002, for value received, MPW Industrial Services Group, Inc. ("MPW Group"), Aquatech Environmental, Inc. and each other Subsidiary of MPW listed on Schedule I attached hereto or made a party hereto in accordance with the terms hereof (collectively, the "Borrowers"), jointly and severally, hereby promise to pay to the order of National City Bank (the "Bank") or its assigns, as further provided herein, the principal amount of Thirty-five Million Dollars ($35,000,000) or, if such principal is less, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrowers pursuant to the Revolving Credit Loan Agreement referred to below, together with interest on the unpaid principal balance from time to time outstanding hereunder until paid in full at the rates of interest determined in accordance with such Revolving Credit Loan Agreement. Such interest shall be due and payable on the dates set forth in such Revolving Credit Loan Agreement. Both principal and interest are payable in federal funds or other immediately available money of the United States of America at the main office of the Agent (defined below) located at 100 East Broad Street, Columbus, Ohio 43215, or such other address as the Agent may hereafter designate by notice to the Borrowers.

         Loan Agreement. This First Amended and Restated Revolving Credit Loan Note amends and restates in its entirety the Revolving Credit Loan Note, dated November 2, 1998, in the original principal amount of $30,000,000, executed by the Borrowers and payable to the order of the Bank, and is one of the Notes referred to in the Revolving Credit Loan Agreement among the Borrowers, the Bank, Bank One, NA and Bank One, NA, as Agent (the "Agent"), dated as of November 2, 1998, as the same may be amended, modified, supplemented, renewed, extended, restated or replaced from time to time (the "Agreement"), which Agreement, as so amended, is incorporated by reference herein. This First Amended and Restated Revolving Credit Loan Note evidences the continuing indebtedness of the Borrowers under the Agreement and hereunder and is not to be construed as a satisfaction or refinancing of such indebtedness. All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement. This First Amended and Restated Revolving Credit Loan Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified therein. The Borrowers and each endorser and any other party liable on this First Amended and Restated Revolving Credit Loan Note severally waive demand, presentment, notice of dishonor and protest, and consent to any extension or postponement of time of its payment without limit as to the number or period, to any substitution, exchange or release of all or part of any Collateral securing this First Amended and Restated Revolving Credit Loan Note, to the addition of any party, and to the release or discharge of, or suspension of any rights and remedies against, any person who may be liable for the payment of this First Amended and Restated Revolving Credit Loan Note.

         Setoff. Any and all moneys now or at any time hereafter owing to the Borrowers from the holder hereof are hereby pledged for the security of this and all other Debt from the Borrowers to the holder hereof, and may, upon the occurrence and during the continuation of any Event of Default, be paid and applied thereon whether such Debt be then due or is to become due, except for
(a) funds necessary to cover checks for the payment of taxes or employee contributions in which the Borrowers have no beneficial interest issued to third parties prior to the date any setoff is claimed by the Bank and (b) accounts maintained, but not substantially overfunded, for the payment of taxes or employee contributions in which the Borrowers have no beneficial interest.

         Arbitration. The Bank, the Agent and Borrowers agree that upon the written demand of any party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this First Amended and Restated Revolving Credit Loan Note, the Agreement, any other Facility Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest MPW Group's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. This arbitration provision shall not limit the right of any party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any property, including any claim to rescind, reform or otherwise modify any agreement relating to any property, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgement upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The

Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

         WAIVER OF JURY TRIAL. THE BORROWERS AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BANK, THE AGENT AND THE BORROWERS ARISING OUT OF OR IN ANY WAY RELATED TO THE AGREEMENT, THIS FIRST AMENDED AND RESTATED REVOLVING CREDIT LOAN NOTE, ANY OTHER FACILITY DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE BANK AND THE BORROWERS. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER FACILITY DOCUMENTS.

                   [Balance of Page Intentionally Left Blank]

         Additional Borrowers. Each Person which becomes a Subsidiary after the Closing Date shall be required to become a party to the Agreement and this First Amended and Restated Revolving Credit Loan Note by the execution and delivery by such a Subsidiary and the Agent of the Supplement in the form of Exhibit B attached to the Agreement. Upon such execution and delivery, each such Subsidiary shall become a Borrower under the Agreement and this First Amended and Restated Revolving Credit Loan Note with the same force and effect as if originally named a Borrower under the Agreement and this First Amended and Restated Revolving Credit Loan Note. The execution of and delivery of any such Supplements shall not require the consent of any Borrower. The rights and obligations of each Borrower under the Agreement and this First Amended and Restated Revolving Credit Loan Note shall remain in full force and effect notwithstanding the addition of any new Borrower to the Agreement and this First Amended and Restated Revolving Credit Loan Note. Each such Supplement, or a photocopy thereof (which shall be as effective as a manually signed counterpart of the Supplement) shall be attached to this First Amended and Restated Revolving Credit Loan Note as an allonge.


                                   BORROWERS:

                                   MPW Industrial Services Group, Inc.

                                   By:
                                      --------------------------------------
                                      Daniel P. Buettin, Vice President and
                                        Chief Financial Officer


                                   Aquatech Environmental Services, Inc.

                                   By:
                                      --------------------------------------
                                      Peter G. Schumacher, Vice President
                                        and Treasurer


                                   Each of the Subsidiaries Listed on
                                   Schedule I Hereto

                                   By:
                                      --------------------------------------
                                      Daniel P. Buettin, Vice President and
                                        Chief Financial Officer

                                   SCHEDULE I

                                  Subsidiaries
                                  ------------

MPW Industrial Services, Inc.
MPW Industrial Services, Ltd.
MPW Management Services Corp.
MPW Filtration Management Services Corp. (fka Weston Engineering, Inc.) ESI International, Inc.
ESI-North Limited
MPW Container Management Corp.
Maintenance Concepts, Inc.
MPW Container Management Corp. of Michigan
Gauthier Enterprises, Inc.
Pentagon Technologies, Inc. (fka Clean Room Management Services, Inc.) MPW Industrial Water Services, Inc.